EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 2004 Stock Incentive Plan of Chindex International, Inc., of our report dated June 15, 2004, with respect to the consolidated financial statements and schedule of Chindex International, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 2005, filed with the Securities and Exchange Commission


McLean, Virginia
September 30, 2005

                                          /s/ Ernst & Young LLP